Exhibit 10.5

Commercial Property Lease Contract

Party A:	The Fifth Season Liyang Investment Management Co., Ltd.

Party B:	Quan Ju Xiang Catering

1.	Property Rental
	1)	Party A leases the 4th Floor of the Liyang 5th season department store at the intersection of Lowan road and Yucai road to Party B.
	2)	This is a business property with frame structure. Property area is 3274 m2
2.	Property Ownership and Leasing Time Guarantee

Party A has legal operation right and the leasing right to the property. If any third party claims the right to the property under this contract, it is Party A’s responsibility to handle the claim. Party A should supply all the legal documents that grant Party A the right to lease this property to Party B.

3.	Business Scope

Party B should operate within the scope approved and licensed by the Administration for Industry and Commerce. Party B operates “Xin Hua Chu” restaurant at this property. Party B should not use this property for any illegal purposes. Without the permission of Party A, Party B can not change the business scope.

4.	Lease Period, Opening Date, Rent and Fees
	1)	Lease Period
		1.1)	Leasing Period: From August 1, 2010 to July 31, 2022.
1.2)

Rent-Free Period: In considering the Party B’s renovation needs, grant rent-free period from 2010 August 1st to 2011 July 31st . During this period, Party A does not charge rental fee and guarantee the electricity and water supply. Party B pays electricity and water fees accordingly.

		1.3)	Party B can start renovating after signing the lease and pay the lease deposit.
	2)	Opening Date

Party B tentatively set the opening date before 2011 Spring Festival. If the restaurant can not open on time due to Party B, Party B has to inform Party A one month in advance. After the permission granted, Party B can delay opening. Otherwise is considered Party B’s breaching the contract. Party A has the right to cancel the lease and charge a defaulting fee that equivalent to 6 months’ rent.

	3)	Rent and Fees
3.1)

Rent: this is the fee paid to Party A for the lease of the property. During the first 4 years, the rent is CNY 0.7 per square meter per day. The total of the rent is CNY 836,000. Starting from year 6, the rent increases by 6% per year.

3.2)

Within the 5 days after signing the contract, Party B needs to pay Party A CNY 150,000 for deposit. This deposit transfers to Party B’s first rent payment when due. If Party B does not take the lease after signing, this deposit is Party A’s compensation from Party B.

		3.3)	Rent is due every half year. The first payment is due on December 31, 2010. The amount due is CNY 268,000. The second payment is due on December 31, 2010. The amount due is CNY 418,000. The rent payment thereafter is due a month before the corresponding leasing period.
		3.4)	Property management fee should be paid from the opening of the restaurant. The amount is charged by property management company.
		3.5)	Party B should pay utility fees and other fees on time.
		3.6)	Party A and B should report taxes individually. In the event of reported tax evasion, the party reported is fully responsible.
		3.7)	Party B should pay rent and fees to Party A’s account, Name: Liyang Fifth Season Investment Management Limited, Account: 324006100018150320527 Bank: Bank of Communications Chang Zhou Li Yang Branch
5.	Party A Obligation
	1)	To ensure that Party B’s legal operation is not interrupted by a third party on issues related to the property.
2)

Due to the structure of the property, Party B needs to construct a temporary structure on the open area on the east side (approximately 120 m2 ) as the reception hall. Party A is responsible for the construction license (complete before 2010 Mar. 30). Party B is responsible for the construction cost. Party A should move the green area to the Yan Hong Hotel within the same time limit.

	3)	If using the third floor for entertainment business, Party A needs to guarantee it to be soundproof enough so Party B’s customers are not affected.
6.	Renovation
	1)	Party B is responsible for all utility and elevator equipment fees.
	2)	Party B is responsible for future renovation license fees and other fees. Party B should obtain Party A’s permission for future renovation, and is responsible for any damage to the building.
	3)	The sightseeing elevator can be destructed and moved by Party B after the lease.
7.	Sales and Property Management
	1)	Party B’s operation within the property has to obey all laws and regulations.
	2)	Party B can perform any marketing activity without Party A’s permission. But has to report to Party A to keep record.
	3)	Party B supports marketing activities organized by Party A. Under Party B’s agreement, Party B is responsible for part of the marketing fees.
	4)	Party B can not house anyone without identification. Party B is responsible for the fire control and safety of the property. Party A is not responsible for any damage to either host or clients.

	5)	Party B is responsible for all the sales and service in the property. Party A is not responsible for any damage.
	6)	Without Party A’s permission, Party B can not lease part or all, or exchange lease of this property.
	7)	Party B should keep the outside wall clean, and should not post advertisement at will.
	8)	Party B should follow all Property Management rules and regulation. Party B allows Party A and related to inspect the property at any reasonable time.
	9)	Party B is responsible for the property maintenance.
	10)	Property and Facility Maintenance
		a.	Party A is responsible for the damage of the main structure unless damage due to Party B or its customer.
		b.	Party B is responsible for the damage of electricity structure inside the property from the electricity meter.
		c.	Party B is responsible for the electric control system and firefighting equipment inside the property.
8.	Party B should submit copies of all required legal documents to Party A before the opening, such as operating permit, tax registration, food safety license and others.
9.	Change or Cancelation of the Contact
	1)	If both parties agree, this contract can be modified after the signing.
2)

Before the expiration of the contract, neither party can terminate the contract at will. The party willing to terminate should inform the other party one month in advance and cancel the contract after the permission of the other party, and pays the other party a compensation equivalent to half year’s rent.

3)

If Party B needs to extent the lease, should submit written application to Party A 3 months before the end of the lease. After Party A agrees, both parties will sign a new contract. If no application received during this period, Party A has the right to lease the property to others.

10.	Breaching of Contract
	1)	Both parties should strictly follow the contract. Anyone breaching of the contract is fully responsible for the damage.
	2)	Party A has the right to terminate the contract for following reasons:
		a.	Party B avoids customer complaint and causes damage to Party A
		b.	Party B has not paid rent on time according to contract for more than 30 days.
		c.	Other activity of breaching the contract.

Under any event of above, Party A has the right to terminate the contract, retake the property, and confiscate the deposit. Party B needs to compensate Party A with an amount equivalent to 3 months rent.

	3)	If Party A can not deliver the property to Party B according to the contract, Party B has the right to terminate the contract. Party A needs to pay a compensation equivalent to 6 months rent of the first year.
	4)	If can not operate due to Party A’s breach of contract, Party B has right to terminate the contract. And Party A is responsible for any damage to Party B including but not limited to renovation cost, operation loss and legal fees.
11.	This contract starts effective after the signing date.
12.	Other
	1)	Party A provides central air-conditioning for Party B at the cost of CNY 0.3 per square meter per day, (which is paid on a monthly basis).
2)

Party A provides property management, such as security, cleaning, and underground parking (no less than 150 spaces, if not filled, it is up to Party A). Party B pays Party A CNY 4900 per month for property management.

	3)	During the contract period, any unsolved conflict should be resolved at the local court.
	4)	This contract has seven pages and five copies. Party A holds three copies, and Party B holds two copies.

Attachment 1: Location map (marked by red line)

Attachment 2: Both parties license and registration (copy)

Attachment 3: Copy of Party B’s ID card (signed as individual) Signature page

Party A: The Fifth Season Liyang Investment Management Co., Ltd.
By: /seal/ The Fifth Season Liyang Investment Management Co., Ltd.
/s/ Dinghe Ma

Party B: Quan Ju Xiang Catering
By: /seal/ Li Yang Quan Ju Xiang Catering Co., Ltd.
/s/ Xinhua Wang

Date: February 5, 2010